Exhibit 99.3


                    CERTIFICATE OF AMENDMENT

                             OF THE

                  CERTIFICATE OF INCORPORATION

                               OF

                    BANKERS TRUST CORPORATION


                          _____________


        Under Section 805 of the Business Corporation Law


                          _____________



     We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Senior Vice President and an Assistant Secretary of Bankers
Trust Corporation, hereby certify that:

     FIRST:         The name of the corporation is Bankers Trust
Corporation and the name under which it was formed was BT New
York Corporation.

     SECOND:   The certificate of incorporation of the
corporation was filed by the Department of State of New York on the 12th day of May, 1965.

     THIRD:    The certificate of incorporation, as previously
amended and supplemented by certificates filed pursuant to law, is hereby amended, pursuant to authority thereby vested in the Board of Directors, to decrease the number of preferred shares of each of the following series of Series Preferred Stock, no shares of which series are currently outstanding, to zero:

     (a)  the Fixed/Adjustable Rate Cumulative Preferred Stock,
          Series D;

     (b)  the Money Market Cumulative Preferred Stock, Series E,
          Series F, Series G and Series H;

     (c)  the 8.55% Cumulative Preferred Stock. Series I;

     (d)  the Fixed/Adjustable Rate Cumulative Preferred Stock,
          Series J;


     (e)  the Auction Rate Cumulative Preferred Stock ($100,000
          Liquidation Preference), Series K, Series L, Series M and Series N;

     (f)  the 7 5/8% Cumulative Preferred Stock, Series O;

     (g)  the 7.50% Cumulative Preferred Stock, Series P.

     FOURTH:   None of the authorized shares of any such series
of Series Preferred Stock are presently outstanding and none will be issued subject to the certificate of incorporation, and, when this certificate becomes accepted for filing, it shall have the effect of eliminating from the certificate of incorporation paragraphs (e), (f), (g), (h), (i), (j), and (j) of the Article FOURTH of the certificate of incorporation, which paragraphs contain all matters set forth in the certificate of incorporation with respect to such series of Series Preferred Stock.

     FIFTH:    The manner in which the foregoing amendment of the
certificate of incorporation was authorized was by the affirmative vote of at least a majority of the Board of Directors of the corporation at a meeting duly convened and held on July
21, 1998, at which a quorum was present throughout.

     IN WITNESS WHEREOF, we, the undersigned, have subscribed this Certificate on the 18th day of August, 1998 and affirm the statement, contained herein as true under penalties of perjury.

                              /S/James T. Byrne, Jr.
                              Senior Vice President
                              James T. Byrne, Jr.

                              /S/ Lea Lahtinen
                              Assistant Secretary
                              Lea Lahtinen



                    CERTIFICATE OF AMENDMENT

                             OF THE

                  CERTIFICATE OF INCORPORATION

                               OF

                    BANKERS TRUST CORPORATION

                      _____________________


        Under Section 805 of the Business Corporation Law
                      _____________________
                        STATE OF NEW YORK

                       DEPARTMENT OF STATE



                      Filed August 25, 1998
                      _____________________


                    Bankers Trust Corporation
                       130 Liberty Street
                    New York, New York 10006